WHEN RECORDED, RETURN TO:
James B. Connor
Gallagher & Kennedy, P.A.
2600 North Central Avenue
Phoenix, Arizona 85004-3020



                 COMBINATION DEED OF TRUST, ASSIGNMENT OF RENTS,
               SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT


         THIS INSTRUMENT made as of the 30th day of July, 1997, between LOST DUTCHMAN PARKS, LLC, an Arizona limited liability company (hereinafter referred to as "Trustor"), whose address is 4614 S. Kachina Drive, Tempe, Arizona 85282, CHICAGO TITLE INSURANCE COMPANY, an Arizona corporation (hereinafter referred to as "Trustee"), whose address is 2020 North Central Avenue, #300, Phoenix, Arizona 85004, and ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (hereinafter referred to as "Beneficiary"), whose address is 1873 S. Bellair Street, 17th Floor, Denver, Colorado 80222, Attention: Terry Considine.

         WHEREAS, Trustor is the owner of certain real property located in the County of Maricopa, State of Arizona, legally described on Exhibit A attached hereto and hereby made a part hereof (hereinafter referred to as "Premises"), which Premises are subject to certain Permitted Encumbrances approved in writing by Beneficiary (hereinafter referred to as "Permitted Encumbrances") and attached hereto as Exhibit B; and

         WHEREAS, there have been constructed upon, under and on the Premises certain buildings, structures and other improvements (hereinafter referred to as "Improvements"), which are owned by Trustor; and

         WHEREAS, Trustor is justly indebted to Beneficiary in the principal amount of TEN MILLION AND NO/100 Dollars ($10,000,000.00), as evidenced by: (I) one (1) Promissory Note in the amount of $4,601,566.14, made by Trustor, payable to the order of Beneficiary, and dated of even date herewith (hereinafter referred to as "Note #1"); and (ii) one (1) Promissory Note in the original amount of $5,500,000.00, originally made by Norman Andrus, and subsequently assumed by Trustor, payable to the order of Eastrich Multiple Investor Fund, L.P., and dated April 15, 1994 (hereinafter referred to as "Note #2"; Note #1 and Note #2 are collectively referred to as "Note");

         WHEREAS, said principal amount, together with interest thereon at the rate of fifteen percent (15.0%) per annum, is payable in accordance with the terms of said Note, with the entire unpaid principal balance and any unpaid, accrued interest thereon maturing and being due and payable in full not later than April __, 2001; and

         WHEREAS, there are now, or may in the future be, located on, within or about the Premises and Improvements certain items of furniture, fixtures, equipment, furnishings, machinery and personal property, owned by Trustor, and now or hereafter attached or affixed to or installed or located within, and used or usable in connection with the maintenance and operation of, the Premises and the Improvements, whether attached or detached, including but not limited to any and all such furniture; appliances; carpeting; floor coverings; draperies; furnishings; fences; partitions; dynamos; doors; windows; millwork; overhead doors; screens; storm windows and doors; locks; hardware; shades; awnings; motors; engines; boilers; tanks; water heaters; pumps; furnaces; heat registers; radiators; thermostats; plumbing; sinks; water closets; basins; faucets; elevators; conveyors; switchboards; cleaning, call, vacuum and sprinkler systems; fire extinguishing apparatus and equipment; water tanks; lighting, heating, ventilating, air conditioning and air cooling units and equipment; incinerating, communicating and refrigerating equipment; water, gas and electric supply fixtures, machinery, ducts, piping, wiring, conduits, outlets, appurtenances and equipment; burglar alarm and security systems; electronic intercommunication system; maintenance and cleaning equipment and supplies; parking lot lighting; and trees, bushes and shrubs, whether or not permanently affixed to the real estate, together with all appurtenances, extensions,
additions,  improvements,   betterments,  renewals,  accessions,   replacements,
proceeds,   products  and  substitutions  thereto,  therefor  and  thereof,  but expressly excluding all equipment, trade fixtures, inventory and personal property owned by any tenant and used in operating the business being conducted in the Improvements by a tenant, as opposed to being owned by Trustor and used in the maintenance and operation of the Premises and Improvements themselves, and all water, water rights, shares of stock evidencing water rights, claims to water, and agreements relating to the supply of water, whether real or personal, now or hereafter (i) appurtenant thereto, (ii) made or used in connection therewith, or (iii) arising from the ownership thereof, and all the reversions, remainders, rents, issues and profits thereof; (hereinafter collectively referred to as "Property").

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; in consideration of the loan evidenced by the Note; and to secure the payment of principal, interest, late payment charges and reinvestment charges evidenced or provided for by the Note, the payment by Trustor to Beneficiary as herein provided of all sums advanced by Beneficiary pursuant to any term hereof, with interest thereon, and the performance and observance of all of the covenants and agreements herein contained and contained in the Other Loan Documents (defined below), the Note, all of the terms of which are hereby incorporated herein and made a part hereof by reference as if fully set forth herein, and this Deed of Trust, TRUSTOR DOES HEREBY GRANT, BARGAIN, SELL, CONVEY, WARRANT, ASSIGN, PLEDGE AND CONFIRM UNTO BENEFICIARY, ITS SUCCESSORS AND ASSIGNS, FOREVER, WITH POWER OF SALE AND RIGHT ON ENTRY AND POSSESSION, all of Trustor's right, title and interest in and to the Premises, including all rights, easements, privileges and appurtenances thereunto belonging or in anywise appertaining, the Improvements, the Property and all rents, issues, income and profits therefrom, including but not limited to Trustor's interest in, to and under any leases thereof and all right to collect any and all rents from tenants of the Premises and Improvements; and all other rights, interests and property herein assigned by Trustor to Beneficiary or in which a security interest is herein granted by Trustor to Beneficiary (all of which property shall be hereinafter collectively referred to as the "Trust Property"). To have and to hold the Trust Property, together with all privileges, hereditaments and appurtenances thereunto now or hereafter belonging, or in anywise appertaining, and the proceeds and products of all Improvements and Property, unto Trustee, its successors and assigns, forever in trust for the benefit of Beneficiary, its successors and assigns, forever; provided, nevertheless, that these presents are upon the express condition that, if Trustor shall pay or cause to be paid in full the Note, the provisions hereof, including, without limitation, those set forth in Article VI, below, and if Trustor shall strictly observe and perform all of the terms, covenants and conditions herein and therein set forth, and upon the payment to Trustee of all fees, costs, charges, expenses and liabilities incurred by Trustee, then this Combination Deed of Trust, Assignment of Rents, Security Agreement and Fixture Financing Statement (hereinafter referred to as "Deed of Trust"), and the estate, right and interest of Trustee and Beneficiary in and to the Trust Property created hereby, shall cease and be and become void and of no force and effect and shall be satisfied and released at Trustor's expense, otherwise to remain in full force and effect.

                Trustor and Beneficiary further agree as follows:



                                    ARTICLE I

                        GENERAL COVENANTS AND WARRANTIES

Section 1.1. Payment of Indebtedness. Trustor shall duly, punctually and fully pay each and every installment of principal and interest on the Note and all other indebtedness secured hereby, as and when the same shall become due, and shall duly, punctually and fully do and perform all things on its part to be done or performed under the Note, under this Deed of Trust and under any other instrument or agreement (including without limitation the Commitment Letter (defined below) and the Loan, Security and Lockbox Agreement) which refers to or secures the Note (hereinafter referred to as the "Other Loan Documents"). Time is of the essence hereof.

Section 1.2. Representations and Warranties. Trustor represents and warrants to Beneficiary, as follows:

(a) Trustor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona, the current members in which are Norman Andrus and The Norman Andrus Irrevocable Trust, u/a/d 7/29/97 (hereinafter referred to, together with their successors in interest, as the "Members").

(b) Fee Title. Trustor is the lawful owner of and has good and marketable fee simple absolute title to the Trust Property; Trustor has good right and lawful authority to grant, bargain, sell, convey, warrant, mortgage, assign, pledge and confirm the same as provided herein; and the Trust Property is free and clear of all deeds of trust, mortgages, liens, pledges, security interests, charges and encumbrances, excepting only Permitted Encumbrances. Trustor warrants and will defend the title to the Trust Property against all claims and demands whatsoever, except those made under Permitted Encumbrances.

(c) Prohibitions. There is no provision in any indenture, contract or agreement, to which Trustor is a party or by which it is bound, or any law, statute, ordinance, governmental rule, regulation or restriction, or any order of any court or administrative agency, to which Trustor is subject or by which Trustor is bound, which prohibits the execution and delivery by Trustor of this Deed of Trust, the Note or any Other Loan Documents, or the performance or observance by Trustor of any of the terms, covenants or conditions of this Deed of Trust, the Note or any Other Loan Document.

(d) Authorization. Execution and delivery of this Deed of Trust, the Note and all Other Loan Documents have been duly and validly authorized, and the Note, this Deed of Trust and each Other Loan Document have been duly and validly executed and delivered by and on behalf of Trustor and are valid, binding and enforceable obligations of Trustor in accordance with their terms.

(e) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Trustor, threatened against Trustor or the Trust Property in any court or before any federal, state, municipal or other governmental agency, which, if decided adversely to any of them, would have a materially adverse effect upon this Deed of Trust, upon the Trust Property or upon the value thereof, including but not limited to notices, demands for payment or compensation for injury or damage to persons, the environment or natural resources, actions, suits, proceedings, or damage settlements relating to Hazardous Substances (as that term is hereinafter defined), and Trustor is not in default with respect to any order of any court or governmental agency.

(f) Financial Statements. The financial statements of Trustor, Norman Andrus, Andrus Development Corp., Inc., and the Trust Property, heretofore furnished to Beneficiary, fairly present the financial condition of Trustor, Norman Andrus, Andrus Development Corp., Inc., on the dates thereof and the results of operations of Trustor and the Trust Property for the period or periods indicated therein, all in conformity with generally accepted accounting principles consistently followed. There has been no material adverse change in the condition, financial or otherwise, of Trustor, Norman Andrus, Andrus Development Corp., Inc., or the Trust Property since the latest financial statement so furnished.

(g) No Default. Trustor is not in default in the payment of the principal of or interest on any indebtedness for borrowed money and is not in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been incurred or is secured, and no event has occurred under the provisions of any such instrument or agreement which, with or without the lapse of time or the giving of notice, or both, constitutes or would constitute a default or an event of default thereunder.

(h) Use. The Premises are neither agricultural property, property in agricultural use, nor the homestead of Trustor or any Member, but rather are the site of one or more mobile home parks and appurtenances thereto.

(i) Regulations. All applicable building, zoning, occupational safety and health, energy and environmental laws, ordinances and regulations affecting the Trust Property permit the use and occupancy thereof for its intended purposes and have been complied with, and Trustor has obtained the necessary consents, permits and licenses to operate the Improvements for their intended purposes.

(j)      (i)   to the best of Trustor's knowledge after due inquiry,  and except
               (a) as disclosed in that Phase I Environmental  Site  Assessment, prepaid by  EnviroAssessments,  Inc., as its Project No. 9407053,
               and dated June 25, 1997,  and (b) minute  quantities  used in the ordinary  course of cleaning and  maintaining  the Trust Property and disposed of in accordance  with all applicable  Environmental
               Regulations (as that term is hereinafter  defined), no dangerous, toxic or hazardous pollutants,  contaminants,  chemicals, wastes, materials  or  substances,  as  defined  in or  governed  by  the provisions of the Federal Resource  Conservation and Recovery Act
               of  1976,  the  Federal  Comprehensive   Environmental   Response
               Compensation  and  Liability  Act of 1980,  and/or the  Superfund
               Amendments  and  Reauthorization  Act of 1986 (42 U.S.C.  6901 et
               seq.  and 42  U.S.C.  9601 et  seq.),  as  amended,  or any other federal,  state or local hazardous substance,  hazardous waste or environmental laws,  statutes,  codes,  ordinances,  regulations,
               directives,   requirements  or  rules  (hereinafter  collectively
               referred to as "Environmental  Regulations"),  and also including urea-formaldehyde,  polychlorinated biphenyls,  dioxin, asbestos,
               asbestos  containing  materials,   nuclear  fuel  or  waste,  and
               petroleum, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas or any other waste, substance, pollutant or contaminant which would subject the owner of the Premises to any damages, penalties or  liabilities  under any  applicable  Environmental  Regulation
               (herein collectively referred to as "Hazardous Substances") have, to the best of Trustor's  knowledge,  ever been placed,  located,
               produced,   generated,  created,  stored,  treated,  transported,
               incorporated, discharged, emitted, spilled, released, deposited, disposed of or allowed to escape in, upon, under, over or from the Trust Property;

         (ii) no threat exists of a spill, discharge, release or emission of a Hazardous Substance upon or from the Trust Property into the environment;

         (iii) to the best of Trustor's knowledge, the Premises have not ever been used as or for a mine, a landfill, a dump or other disposal facility, industrial or manufacturing purposes, or a gasoline service station;

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

         (iv) no underground storage tank is now located in the Premises or has, to the best of Trustor's knowledge, previously been located therein but has been removed therefrom;

         (v) no violation of any Environmental Regulation now exists or, to the best of Trustor's knowledge, has ever existed in, upon, under, over or from the Trust Property;

         (vi) to the best of Trustor's knowledge, no notice of any violation or alleged violation in, upon, under, over or from the Trust Property of any Environmental Regulation has been issued or given by any governmental entity or agency responsible for administering or enforcing the same;

         (vii) to the best of Trustor's knowledge, no person, party or private or governmental agency or entity has given any notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, whether or not involving any injury or threatened injury to human health, the environment or natural resources, resulting or allegedly resulting from any activity or event described in (i) above;

         (viii)there are not now, nor to the best of Trustor's knowledge, have there ever been, any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances in, upon, under, over or from the Trust Property;

         (ix) to the best of Trustor's knowledge, there is no investigation or report involving the Trust Property by any governmental entity or agency which in any way relates to Hazardous Substances;

         (x) the Trust Property is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites or any other list, schedule, log, inventory or record of Hazardous Substance sites maintained by any federal, state or local governmental agency; and

         (xi) the Trust Property is subject to no lien or claim for lien in favor of any governmental entity or agency as a result of any presence, release or threatened release of any Hazardous Substance in, on, under, over or from the Trust Property.

(k) Accessibility Regulations. The Trust Property is in full compliance with the provisions of the Americans with Disabilities Act of 1990 and of all other applicable federal, state and local statutes, laws, ordinances, codes, regulations, rules and requirements relating to the accessibility thereof for disabled, handicapped and physically challenged persons (hereinafter referred to as "Accessibility Regulations").

Section 1.3. Notice of Default. Trustor covenants and agrees with Beneficiary, so long as any amount secured hereby shall remain unpaid, to give to Beneficiary prompt notice in writing of any condition or event which constitutes an Event of Default (as defined in Section 3.1 hereof), or which, after notice or lapse of time, or both, would constitute such an Event of Default.

Section 1.4. Commitment Letter. The loan evidenced by the Note and secured hereby has been made pursuant to a commitment letter from Beneficiary to Trustor, dated June 4, 1997, as restated July 10, 1997, (hereinafter referred to as "Commitment"). The terms of the Commitment have survived the closing of said loan, and the terms of the Commitment are hereby incorporated herein by reference and made a part hereof, to the extent not directly inconsistent herewith, and to the same extent as if fully set forth herein. Any default by Trustor under the terms of the Commitment shall be an Event of Default hereunder.

Section 1.5. Further Actions. Trustor shall procure, do, execute, acknowledge and deliver each and every further act, deed, conveyance, transfer, document and assurance necessary or proper for the carrying out more effectively of the purposes of this Deed of Trust and, without limiting the foregoing, for granting, bargaining, selling, conveying, warranting, mortgaging, assigning, pledging and confirming unto Beneficiary all of the Trust Property, or property intended so to be, whether now owned or hereafter acquired by Trustor, including, without limitation, the preparation, execution and filing of any documents, such as financing statements and continuation statements, deemed advisable by Beneficiary for perfecting and maintaining its lien on the Trust Property.

This Deed of Trust shall further constitute and be deemed to be a Security Agreement under the Arizona Uniform Commercial Code, now in force and as hereafter amended, and Trustor hereby grants to Beneficiary a first and only, present and continuing security interest in any Property, leases, rents, issues, income, profits, instruments, general intangibles, accounts, contract rights and claims included within or related to the Trust Property, and in all deposits made pursuant to Section 1.7 hereof and all insurance policies and unearned premiums prepaid thereon, insurance proceeds, and awards, payments or consideration for the taking of the Trust Property, or any portion thereof, by condemnation or exercise of the power of eminent domain, or from any sale in lieu or in anticipation thereof, assigned by Trustor to Beneficiary hereunder, to the extent that a security interest may be granted therein under the terms of the Arizona Uniform Commercial Code.

Trustor agrees to supply Beneficiary with an inventory of all such property in a form acceptable to Beneficiary, at any time, from time to time, upon receipt of a written request therefor from Beneficiary.

Section 1.6. Use; Waste. Trustor shall not commit or permit waste upon the Trust Property and shall cause the Trust Property and every part thereof, including but not limited to parking areas, Improvements and all ingress and egress easements, if any, to be continually maintained, preserved and kept in safe and good repair, working order and condition, and will comply with all present and future laws, statutes, ordinances, rules and regulations (including but limited to all Environmental Regulations and the Accessibility Regulations) of any governmental authority having or claiming jurisdiction with reference to the Trust Property and the manner of leasing, using, operating or maintaining the same (hereinafter collectively referred to as "Governmental Requirements"), as now existing or as hereafter amended, if applicable, and with all private covenants and restrictions, if any, affecting the title to the Trust Property, or any thereof (hereinafter collectively referred to as "Private Restrictions"), and will not commit, suffer or permit any violation thereof, and will from time to time make all necessary and proper restorations, rebuildings, repairs, renewals, replacements, additions and betterments to the Trust Property, whether required as the result of casualty or otherwise, and whether or not insurance or condemnation proceeds are made available or are sufficient therefor, in a good and workmanlike manner, so that the value and efficient use thereof shall be fully preserved and maintained, and so that all Governmental Requirements and Private Restrictions shall be complied with. Trustor shall forthwith give Beneficiary written notice if it receives notice of any violation of any Governmental Requirements or Private Restrictions, or if any material damage or destruction occurs to the Trust Property.

Trustor agrees not to make any use of the Trust Property, other than as a mobile home park and appurtenances thereto; not to demolish or remove the Improvements, or make additions to or structural alterations of the Improvements, without the prior written consent of Beneficiary; not to remove from the Premises or Improvements any of the Property, unless immediately replaced with like property of at least equal value; and not to add any new Improvements or Property, unless all of such replacements and additions shall be free of any vendor's lien, title reservation or other security interest prior hereto, excepting only Permitted Encumbrances. All such replacements and additions shall be subject to the lien hereof and the security interest created hereby, which shall be prior to all other liens and security interests thereon and therein, excepting Permitted Encumbrances.

Beneficiary or its agents may enter upon the Trust Property at all reasonable times to inspect the same and for the purpose of protecting its security and preserving its rights hereunder, but shall not be liable to any person, party or entity for failure to do so.

Trustor covenants and agrees not to commence construction of any tenant finish improvements, new buildings or Improvements upon the Premises or any additions to existing Improvements, without the prior written consent of Beneficiary; to promptly complete with due diligence any buildings, Improvements and additions for which Beneficiary's consent is obtained hereunder, free and clear of all liens, charges and encumbrances, except the lien hereof and Permitted
Encumbrances; and to keep and perform each and every term, condition and covenant of any and all leases upon the Trust Property or any portion thereof (hereinafter referred to as "Leases") to be by Trustor kept and performed, so as to keep the Leases at all times in full force and effect, and agrees not to anticipate or collect rents more than one (1) month in advance under any Lease without, in each instance, the prior written consent of Beneficiary. Beneficiary shall not be liable to either Trustor or the tenants for the performance of any of the terms, covenants and conditions of the Leases. Trustor shall not by any act or omission diminish or impair the value of the Trust Property and likewise shall not in any way weaken, diminish or impair the security hereof.

Trustor shall not seek, petition for, make, consent to or acquiesce in any change in the Governmental Requirements and Private Restrictions relating to the uses of the Trust Property, including but not limited to zoning and building codes and ordinances, without Beneficiary's prior written consent. Except as may be shown on the title policy issued to Beneficiary and insuring the first lien position of this Deed of Trust, (a) Trustor shall not, by act or omission, permit any property which is not subject to this Deed of Trust to rely on the Trust Property or any part thereof or any interest therein to fulfill any governmental requirement for the existence or use of the Trust Property, and (b) the Trust Property shall not rely on any property which is not subject to this Deed of Trust to fulfill any governmental requirement for the existence or use of the Trust Property.

Section 1.7. Taxes and Assessments. Trustor shall, at least twenty (20) days before any penalty or interest attaches thereto because of delinquency in payment, pay and discharge, or cause to be paid and discharged, all taxes, assessments, levies and governmental charges imposed upon or against the Trust Property or upon or against the Note or the indebtedness secured hereby or upon or against the interest of Beneficiary in the Trust Property or in the Note or the indebtedness secured hereby (hereinafter referred to as "Impositions") and will thereafter deliver the paid receipts therefor to Beneficiary within ten
(10) days after payment of any such Imposition. In the event of any legislative enactment or judicial decision after the date of this Deed of Trust, imposing upon Beneficiary the obligation to pay any such Imposition, or deducting the lien of this Deed of Trust from the value of the Trust Property for the purpose of taxation, or changing in any way the laws now in force for the taxation of deeds of trust, mortgages or debts secured thereby, or the manner of the operation of any such Imposition, so as to affect the interests of Beneficiary, then, and in such event, Trustor shall bear and promptly pay the full amount of such Imposition or any such tax; provided, however, that, if for any reason payment thereof by Trustor would be unlawful or unenforceable, or if payment thereof by Trustor would constitute usury or would render the loan or indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the Note or of this Deed of Trust, or otherwise, Beneficiary may declare the whole sum secured by this Deed of Trust, with interest thereon, to be immediately due and payable. Trustor shall not suffer to exist and shall promptly pay and discharge any mechanic's, statutory or other lien or encumbrance on the Trust Property or any part thereof (hereinafter referred to as "Liens"), except for Permitted Encumbrances. Trustor shall perform all of its obligations under the Permitted Encumbrances, and shall provide notice to Beneficiary of any notices received in regard to any Permitted Encumbrances (immediately upon receipt). To the extent any Permitted Encumbrances are deeds of trust or other security instruments, Trustor agrees that a default thereunder shall be deemed,w without notice or cure rights, to be an Event of Default hereunder.

Notwithstanding the foregoing, Trustor shall not be in default hereunder in respect to the payment of any Impositions or Liens which Trustor shall be required by any provision hereof to pay, so long as Trustor shall first notify Beneficiary, in writing, at least thirty (30) days prior to the due date thereof, if any, or otherwise at least ten (10) days before commencement of any contest thereof, of its intention to contest the amount, applicability and/or validity of such Imposition or Lien and shall thereafter, in good faith, in compliance with all applicable statutes, and with all possible promptness, diligently contest the same, and Trustor may postpone or defer payment of all or a portion of said Impositions or Liens, if, but only if, permitted by statute, and if neither the Trust Property, nor any portion thereof, would, by reason of such postponement or deferment, be in danger of being forfeited or lost;
provided, however, that Trustor shall furnish to Beneficiary, prior to commencing any such contest, cash or other security satisfactory to Beneficiary to indemnify Beneficiary against any loss or liability by reason of any such contest and to pay any such Imposition or Lien, together with interest and penalties thereon, if any, if such contest should fail. Upon a final adjudication of any such contest, and, in any event, at least thirty (30) days prior to the date on which the interest of Beneficiary in the Trust Property would otherwise forfeit by reason of the nonpayment of any such Impositions or Liens, Trustor shall pay the amount thereof then due, including any penalties and interest thereon. Beneficiary may, at its option, make such payment from the security deposited by Trustor, if Trustor fails to so pay the same.

In order to further secure the payment of the sums and the performance of the obligations secured hereby, Trustor shall pay to Beneficiary, monthly, in addition to, concurrently with, and at the same time as each monthly payment of principal and/or interest required hereunder, or under the Note, a sum equivalent to one-twelfth (1/12) (or such greater fraction as may be necessary to accumulate sufficient funds to make any payment due less than thirteen (13) months after the date thereof) of the amount estimated by Beneficiary to be sufficient to enable Beneficiary to pay, at least thirty (30) days before they become due, all Impositions. No interest shall be payable by Beneficiary upon the amounts so paid, and Beneficiary shall not be required to maintain the same in a separate account, but may commingle the same with its general funds. Upon demand by Beneficiary, Trustor shall deliver and pay over to Beneficiary such additional sums as are necessary to make up any deficiency in the amount necessary to enable Beneficiary to fully pay any of the items hereinabove mentioned. Beneficiary shall not be required to pay any such items in an amount in excess of the sums deposited or paid over by Trustor to Beneficiary pursuant to this paragraph. Any excess sums so paid shall be retained by Beneficiary and shall be applied to pay said items, as and when they become due in the future, unless all amounts secured hereby have been paid in full, in which case all excess sums so paid shall be refunded to Trustor. At Trustor's written request, and if no Event of Default exists hereunder, Beneficiary shall use, or, at Beneficiary's option, permit Trustor to use, all sums paid by Trustor pursuant to this paragraph to pay the items hereinabove mentioned prior to delinquency. In the event of the occurrence of any Event of Default hereunder, Beneficiary may apply against the indebtedness secured hereby, in such a manner as Beneficiary may determine, any funds of Trustor then held under this paragraph, in which funds Trustor hereby grants to Beneficiary a security interest.

Section 1.8. Insurance. Trustor shall obtain, maintain and keep in full force and effect during the term of this Deed of Trust, with all premiums paid thereon, the following insurance:

A. Insurance upon all Improvements and Property against loss or damage by fire, lightning and other risks customarily covered by standard "all risk" (or special form cause of loss) and extended coverage endorsements, together with theft, vandalism, malicious mischief, collapse, replacement cost, agreed amount, and restoration in conformance with applicable laws and ordinances, endorsements, all in such amounts as may be from time to time required by Beneficiary, but in no event less than the full replacement cost of the Improvements now existing or hereafter erected or placed upon the Premises, including the cost of debris removal, and of all Property;

B. Broad form boiler and machinery insurance on all equipment and objects necessary to operate the Trust Property, including but not limited to heating, ventilating and air-conditioning equipment, elevators, conveyors, and water heaters, providing for full repair and replacement cost coverage, if applicable;

C. Comprehensive general public liability insurance against claims for bodily injury. personal injury, death and/or property damage occurring in, on or about the Trust Property, with coverage limits satisfactory to Beneficiary (which shall initially be at least equal to $1,000,000.00 with respect to any one (1) person, accident or occurrence), and including contractual liability coverage for the tort liability assumed by Trustor hereunder and under any Other Loan Document;

D. Rent and rental value insurance, insuring against the loss of all rents from the Trust Property for a period of at least twelve (12) months after the casualty;

E. Flood insurance upon the Trust Property in such form and amount as may from time to time be required by Beneficiary, if the Trust Property is located in a designated flood plain area; and

F. Insurance upon the Trust Property against such other casualties and contingencies as Beneficiary may from time to time reasonably require, including but not limited to sprinkler insurance in amounts acceptable to Beneficiary, all in such manner and form as may be satisfactory to Beneficiary.

Trustor shall, at its sole cost and expense, from time to time and at any time when Beneficiary shall so request, provide Beneficiary with evidence of the full replacement cost of the Trust Property in a form acceptable to Beneficiary. Trustor shall promptly notify Beneficiary and the appropriate insurer in writing of any loss covered by any of the above-mentioned types of insurance.

All insurance provided for in this Section 1.8 shall be effected under a valid, enforceable and manually signed policy or policies of insurance in form and substance approved by Beneficiary, shall be issued by insurers of recognized responsibility, which are licensed to do business in the State of Arizona, which have a minimum rating of A and a financial class size of IX or larger, according to Best's Key Rating Guide for Property-Liability, and which are acceptable to Beneficiary, and shall be satisfactory to Beneficiary in all other respects.

All policies maintained by Trustor pursuant to the foregoing Subsections A, B, D, E and F shall (a) include a first mortgagee clause in favor of Beneficiary,
(b) provide that any losses payable thereunder shall be payable to Beneficiary and assigns (pursuant to a loss payee clause in favor of, and acceptable to, Beneficiary, to be attached to each such policy), (c) include effective waivers by the insurer of all claims for insurance premiums against Beneficiary, (d) provide that any losses shall be payable notwithstanding (i) any act of negligence by Trustor or Beneficiary, (ii) any foreclosure or other proceedings or notice of sale relating to the Trust Property, (iii) the vacancy of the Improvements, (iv) any waiver of subrogation rights by the insured, and/or (v) any change in the title to or ownership of any of the Trust Property, and (e) be written in amounts sufficient to prevent Trustor from becoming a co-insurer under said policies. The liability insurance policies described in the foregoing Subsection C shall name Beneficiary as an additional named insured, shall contain a separation or severability of interests clause and shall waive contribution from any other insurance carried by Beneficiary in the event of loss. Trustor shall cause the originals of the policies of all such insurance to be deposited with Beneficiary. At least fifteen (15) days prior to the date on which the premiums on each such policy shall become due and payable, Trustor shall furnish Beneficiary with proof reasonably satisfactory to Beneficiary of payment thereof. Each of such policies shall contain an agreement by the insurer that the same shall not be amended, modified, canceled, reduced or terminated for any reason, including but not limited to a failure to pay premiums and/or expiration by its terms, without at least thirty (30) days' prior written notice to Beneficiary. If this Deed of Trust is foreclosed, the purchaser at the foreclosure sale shall, after the expiration of any statutory period of redemption, become the sole and absolute owner of any and all such policies, with the sole right to collect and retain all unearned premiums thereon, and, for this purpose, Trustor hereby assigns and grants a security interest in said policies and unearned premiums to Beneficiary.

If, under the terms and provisions of any Lease, the tenant thereunder is required to maintain insurance of the types and for the amounts as set forth above, and, if, pursuant to the terms of the Lease, such insurance is to be maintained for the benefit of both the lessor and any beneficiary of the lessor, Beneficiary will accept such policy or policies in lieu of the policies required by this Section; provided the same meet all of the requirements set forth above. In the event the tenant fails to maintain and keep such insurance in full force and effect, Trustor shall then obtain such policy or policies as are required by this Section.

In the event of loss, Trustor shall immediately give written notice thereof, and of any claims filed under insurance policies as a result thereof, to Beneficiary, and (i) if an Event of Default then exists hereunder, or (ii) if Trustor does not promptly and in good faith make proof of loss and settle, adjust or compromise any claims for loss, damage or destruction under any policies of insurance maintained pursuant to Subsections A, B, D, E and F hereof, and collect the proceeds thereof, Beneficiary is authorized and empowered (but not obligated or required) to make proof of loss; settle, adjust or compromise said claims; and collect and receive all such proceeds. The amount of any such settlement, adjustment or compromise of claims shall always be subject to Beneficiary's approval. Trustor agrees to pay all costs and expenses incurred by Beneficiary in connection therewith, including court costs and attorneys' fees (prior to trial, at trial and on appeal), on demand, which costs and expenses shall also be secured hereby and shall bear interest from the date paid at the Default Rate specified in the Note (hereinafter referred to as "Default Rate"), but Beneficiary shall not be liable to Trustor for any failure by Beneficiary to collect or to exercise diligence in collecting any such proceeds.

All proceeds of such insurance are hereby assigned, and shall be paid, to Beneficiary. Such proceeds shall, at Beneficiary's option, be applied first to the payment of all costs and expenses incurred by Beneficiary in obtaining such proceeds, and second, at Beneficiary's option, either to the reduction of the indebtedness hereby secured in such order as Beneficiary may elect, whether then due and payable or not, without reinvestment charge, or to the restoration or repair of the Trust Property, without affecting the lien of this Deed of Trust or the obligations of Trustor hereunder Interest upon the entire indebtedness secured hereby shall continue until any such proceeds are received and applied to such indebtedness by Beneficiary. Pending a decision as to the proper use and application of any insurance proceeds, and during any such restoration or repair, Beneficiary shall not be liable for interest on such proceeds. If Beneficiary elects to apply any such insurance proceeds to the restoration or repair of the Trust Property, it shall not be liable for supervising such restoration or repair or for supervising the disbursement of such insurance proceeds therefor, but such disbursement shall proceed in a manner acceptable to Beneficiary, which shall be similar to the manner in which major national banks permit construction loan advances, and which shall be designed to include reasonable controls to assure that such restoration or repair will be promptly completed in a good and workmanlike manner and paid for in full, free of mechanics' liens.

Notwithstanding the foregoing, Beneficiary shall be required to permit such proceeds to be used for the restoration or repair of the Trust Property, if, but only if, (a) the portion remaining can with restoration or repair continue to be operated for the purposes utilized immediately prior to the damage or destruction; (b) no Event of Default exists hereunder or under the Note or any Other Loan Document; (c) the appraised value of the Trust Property after such restoration or repair shall not have been reduced from its value immediately prior to such damage, as confirmed in writing by an M.A.I. appraiser acceptable to Beneficiary; (d) the tenants certify to Beneficiary their intention to remain in possession of the Trust Property without any abatement or adjustment of rental payments (other than temporary abatements during the period of restoration and repair); (e) no liens will be placed on the Trust Property; and
(f) all other provisions of this Section 1.8 shall apply with respect to such restoration or repair.

In the event proceeds are to be applied to the restoration of the Trust Property, Trustor shall deposit with Beneficiary, prior to commencing any such restoration or repair, the amount, if any, by which the cost of such restoration or repair exceeds the amount of such insurance proceeds, which amount shall be disbursed to pay costs of such restoration or repair prior to, and in the same manner as, such insurance proceeds. Any surplus which may remain after payment of all costs of restoration or repair may, at the option of Beneficiary, be applied to reduction of the indebtedness hereby secured, in any order which Beneficiary may determine, whether then matured or to mature in the future, without reinvestment charge, or be paid to Trustor, as its interest may appear, the choice of application to be solely at the discretion of Beneficiary. Trustor agrees to promptly complete any such restoration and repair in a good and workmanlike manner, in accordance with all Governmental Requirements, Accessibility Regulations and Private Restrictions.

In no event shall Beneficiary be held responsible for failure to pay for any insurance required hereby, or for any loss or damage growing out of a defect in any policy thereof or growing out of any failure of any insurance company to pay for any loss or damage insured against or for failure by Beneficiary to obtain such insurance or to collect the proceeds thereof.

In order to further secure the payment of the sums and the performance of the obligations secured hereby, Trustor shall pay to Beneficiary, monthly, in addition to, concurrently with, and at the same time as each monthly payment of principal and/or interest required hereunder, or under the Note, a sum equivalent to one-twelfth (1/12) (or such greater fraction as may be necessary to accumulate sufficient funds to make any payment due less than thirteen (13) months after the date thereof) of the amount estimated by Beneficiary to be sufficient to enable Beneficiary to pay, at least thirty (30) days before they become due, all premiums for insurance acquired herein. No interest shall be payable by Beneficiary upon the amounts so paid, and Beneficiary shall not be required to maintain the same in a separate account, but may commingle the same with its general funds. Upon demand by Beneficiary, Trustor shall deliver and pay over to Beneficiary such additional sums as are necessary to make up any deficiency in the amount necessary to enable Beneficiary to fully pay any of the items hereinabove mentioned. Beneficiary shall not be required to pay any such items in an amount in excess of the sums deposited or paid over by Trustor to Beneficiary pursuant to this paragraph. Any excess sums so paid shall be retained by Beneficiary and shall be applied to pay said items, as and when they become due in the future, unless all amounts secured hereby have been paid in full, in which case all excess sums so paid shall be refunded to Trustor. At Trustor's written request, and if no Event of Default exists hereunder, Beneficiary shall use, or, at Beneficiary's option, permit Trustor to use, all sums paid by Trustor pursuant to this paragraph to pay the items hereinabove mentioned prior to delinquency. In the event of the occurrence of any Event of Default hereunder, Beneficiary may apply against the indebtedness secured hereby, in such a manner as Beneficiary may determine, any funds of Trustor then held under this paragraph, in which funds Trustor hereby grants to Beneficiary a security interest.

Section 1.9. Utilities. Trustor shall pay or cause to be paid promptly, when due, all charges or fees for utilities or services, including but not limited to electricity, water, gas, telephone, sanitary sewer, and trash and garbage removal, supplied to the Trust Property, and, upon request of Beneficiary, shall furnish receipts to Beneficiary showing such payment.

Section 1.10. Financial Statements. Trustor covenants and agrees with Beneficiary, as long as any amount secured hereby remains unpaid, at Trustor's sole cost and expense, to (a) at all times keep proper and accurate books of account in which full, true and correct entries will be made of all transactions affecting the Trust Property in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved; (b) at all reasonable times permit Beneficiary and its representatives to inspect such books and records and to make copies thereof; (c) no later than fifteen (15) days after the end of each calendar month after the date hereof, certify as correct and furnish Beneficiary with such information and statements as it may reasonably request concerning the financial, business and operational status of Trustor and/or the Trust Property and concerning performance by Trustor of the covenants and agreements contained in the Note and in this Deed of Trust; (d) upon the existence of any uncured Event of Default hereunder, such reports required under (c), above shall be compiled by an independent certified public accountant selected by Trustor and acceptable to Beneficiary; and (e) annually furnish to Beneficiary, as soon as available, but in any event within one hundred twenty (120) days after the close of each fiscal year of Trustor, at Trustor's sole cost and expense, Trustor's annual financial statements and an operating statement for the Trust Property for said fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied, and certified as true, correct and complete by Trustor, which operating statements shall include at least a statement of gross income (itemized as to source), all operating expenses (itemized), depreciation charges and net income, and shall reflect the operation of the Trust Property during said fiscal year, all in reasonable detail and setting forth comparable figures for the preceding fiscal year, as well as a tenants' list and current rent schedule. If Trustor fails to supply to Beneficiary any financial and/or operating statements which Trustor is hereby required to so supply, or at any time Trustor is otherwise in default hereunder, Beneficiary or its authorized representatives may have access to all of Trustor's books and records for the purpose of auditing the same and/or itself obtaining such statements, at Trustor's expense.

Beneficiary, by giving written notice to Trustor at any time within sixty (60) days after receiving the above-mentioned financial and operating statements from Trustor, may elect to have a person or firm of its choice make a confirmatory examination of Trustor's books and records pertaining to the Trust Property. Any such confirmatory examination shall be at Beneficiary's sole cost and expense, unless said examination reveals significant errors or discrepancies in the above-mentioned financial and operating statements, in which event the confirmatory examination shall be at the sole cost and expense of Trustor.

Section 1.11. Beneficiary's Right to Perform. If Trustor shall fail to observe, comply with, or perform any of the terms, covenants and conditions herein with respect to the procuring and delivery of insurance, the payment of Impositions or Liens, the keeping of the Trust Property in repair, the furnishing of financial and operating statements, the removal and/or disposal of Hazardous Substances, or any other term, covenant or condition herein or in the Note or any Other Loan Document contained, Beneficiary may itself observe, comply with or perform the same, may make such advances to observe, comply with and perform the same as Beneficiary shall deem appropriate, and may enter the Trust Property for the purpose of observing, complying with and performing any such term, covenant or condition. Beneficiary may expend such sums, including reasonable attorneys' fees (prior to trial, at trial and on appeal), to sustain the lien of this Deed of Trust or its priority, or to protect or enforce its rights hereunder, or to obtain the right to enforce its rights and remedies hereunder, including the payment of any Liens, claims and encumbrances, other than
Permitted Encumbrances which are not in default, as it may deem desirable. Trustor agrees to repay all sums so advanced or expended upon demand, with
interest   thereon  at  the  Default  Rate  from  the  date  of  advancement  or expenditure, and all sums so advanced or expended, with interest, shall be secured hereby, but no such advance or expenditure shall be deemed to relieve Trustor from any default hereunder. Beneficiary shall not be bound to inquire into the validity of any Imposition or Lien which Trustor fails to pay as and when required hereby and which Trustor has not given notice to Beneficiary of its intention to contest in accordance with the terms hereof.

Section I.12. Due on Transfer. In the event Trustor transfers, leases (except as permitted under the terms of an Assignment of Leases and Rents from Trustor to Beneficiary dated as of the date of this Deed of Trust) or conveys to any other party any interest in the Trust Property or any portion thereof, legal or equitable, voluntarily or by operation of law, without the prior written consent of Beneficiary; in the event Trustor shall sell or otherwise dispose of the Trust Property, or any interest therein or portion thereof, without the prior written consent of Beneficiary; in the event Trustor shall further encumber the Trust Property, or any portion thereof, without the prior written consent of Beneficiary; or in the event any change occurs in the Members of Trustor (hereinafter referred to as "Members"), without the prior written consent of Beneficiary may, at its election, declare the entire indebtedness hereby secured to be immediately due and payable, without notice to Trustor (which notice Trustor hereby expressly waives), and upon such declaration the entire indebtedness hereby secured shall be immediately due and payable, anything hereinabove or in the Note to the contrary notwithstanding. As used herein, "transfer" shall include transfers by sale, gift, bequest, or otherwise. If Trustor shall fail to pay such sums, Beneficiary may, without further notice or demand on Trustor, invoke any remedies permitted under the terms hereof, including, without limitation, Article III. As used herein, "transfer" shall include transfers by sale, gift, bequest, or otherwise.

In the event Trustor shall request the consent of Beneficiary to a conveyance or encumbrance, Trustor shall deliver a written request to Beneficiary together with complete information regarding such conveyance or encumbrance and shall allow Beneficiary thirty (30) days after delivery of all required information for evaluation of such request. In the event that such request is not approved within such thirty (30) day period, it shall be deemed not approved. Beneficiary may charge an administrative fee to process any such sale, conveyance, transfer, deed of trust or other encumbrance. Such approval may be subject to such modifications of the loan terms, interest rate, and maturity date as may be established by Beneficiary. Consent as to any one transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. If the Trust Property should be transferred to a privately held corporation, limited liability company or a partnership pursuant to the terms of this Section 1.12 during the term of this Deed of Trust, thereafter a subsequent transfer of a stock, member, or partnership interest shall constitute a conveyance for purposes of this Section 1.12 and the consent of Beneficiary shall be required.

Notwithstanding any provision to the contrary herein, Beneficiary shall consent, without transfer fee, to transfers by Members of their ownership interest in

Trustor to (i) the estates or legal representatives of a member and (ii) a trust, custodianship or other fiduciary arrangement in respect of which the member is the trustee, custodian or other fiduciary with voting power over such trust, custodianship or other fiduciary arrangement; provided that in each case
(a) there exists no default or Event of Default; (b) Norman Andrus remains as Manager of Trustor; (c) written notice of any such transfer and copies of all proposed transfer documents are delivered to Beneficiary at least thirty (30) days prior to any such transfer; (d) Trustor pays Beneficiary's out of pocket expenses in connection with such transfer; and (e) copies of the executed transfer documents and the related amendments to Trustor's operating agreement are promptly delivered to Beneficiary upon completion of the transfer.

No transfer,  conveyance, lease, sale, change or other disposition shall relieve
(a) Trustor from personal liability for its obligations hereunder or under the Note, or (b) any Guarantor from his or her liability, whether or not the transferee assumes this Deed of Trust. Beneficiary may, without notice to Trustor, deal with any successor owner of all or any portion of the Trust Property in the same manner as with Trustor, without in any way discharging the liability of Trustor hereunder or under the Note.

Trustor shall not mortgage, pledge or otherwise grant a security interest in any of the Trust Property as collateral security for any other loan or forbearance, without the prior written consent of Beneficiary.

Section 1.13.  Assignment of Rents.

(a) As additional security for the indebtedness secured by this Deed of Trust, Trustor does hereby bargain, sell, assign, transfer and set over unto Beneficiary all the rents, issues, profits and other income of any kind which, whether before or after foreclosure, or during the full statutory period of redemption, if any shall accrue and be owing for the use or occupation of the Trust Property or any part thereof.

(b) Trustor agrees that upon or at any time after (i) the occurrence of an Event of Default hereunder, or under the Note, or under any separate Assignment of Leases and Rents securing the Note, or (ii) the recordation of notice of trustee's sale or sale for the foreclosure of this Deed of Trust, or (iii) the commencement of an action to foreclose this Deed of Trust, or (iv) the commencement of any period of redemption after judicial foreclosure of this Deed of Trust,
         Beneficiary shall, in any such event, and at any such time, upon application to the Superior Court in the county where the Trust Property or any part thereof is located, by an action separate from the foreclosure or trustee's sale, in the foreclosure action, or by independent action (it being understood and agreed that the existence of a foreclosure action or pending trustee's sale is not a prerequisite to any action for a receiver hereunder), be entitled to the appointment of a receiver for the rents, issues, profits and all other income of every kind which shall accrue and be owing for the use or occupation of the Trust Property or any part thereof, whether before or after foreclosure or trustee's sale, or during the full statutory period of redemption, if any, upon a showing that Trustor has breached any covenant contained in this Deed of Trust, the Note or any such separate Assignment of Leases and Rents, including, without limitation, any covenant relating to any of the following:

         (1) Repayment of tenant security deposits, with interest thereon, as required by applicable state laws, if any;

         (2) Payment when due of prior or current real estate taxes or special assessments with respect to the Trust Property, or the periodic escrow for payment of the same;

         (3) Payment when due of premiums for insurance of the types required hereby, or the periodic escrow for payment of the same; or

         (4) Keeping of the covenants required of a lessor or licensor pursuant to applicable state laws, if any.

Beneficiary shall be entitled to the appointment of a receiver without regard to waste, adequacy of the security or solvency of Trustor. The court shall determine the amount of the bond to be posted by the receiver. The receiver, who shall be an experienced property manager, shall collect (until the indebtedness secured hereby is paid in full and, in the case of a foreclosure sale, during the entire redemption period, if any) the rents, issues, profits and all other income of any kind from the Trust Property, manage and operate the Trust Property, execute leases within or beyond the period of the receivership, if approved by the court, make tenant finish improvements required by Leases and apply all rents, issues, profits and other income collected by such receiver in the following order:

         (A) to payment of all reasonable fees of the receiver, if any, approved by the court;

         (B) to the items listed in clauses (1) through (4) above (to the extent applicable) in the priority as numbered;

         (C) to expenses for normal maintenance, operation and management of the Trust Property and for construction of tenant finish improvements required by Leases executed by the receiver;

         (D) the balance to Beneficiary to be credited, prior to commencement of foreclosure or a trustee's sale, against the indebtedness secured hereby, in such order as Beneficiary may elect, or to be credited, after commencement of foreclosure or notice of a trustee's sale, to the amount required to be paid to effect a reinstatement prior to foreclosure or trustee's sale, or to be credited, after a foreclosure or trustee's sale, to any deficiency and then to the amount required to be paid to effect a redemption, pursuant to applicable state laws, or their successors, as the case may be, with any excess to be paid to Trustor; provided, however, that if this Deed of Trust is not reinstated nor the Trust Property redeemed, as and during the times provided by said state laws, or their successors, the entire amount received pursuant hereto, after deducting therefrom the amounts applied by Beneficiary to any deficiency, shall be the property of the purchaser of the Trust Property at the foreclosure or trustee's sale, together with all or any part of the Trust Property acquired through foreclosure.

The receiver shall file periodic accountings as the court determines are necessary and a final accounting at the time of his discharge. Beneficiary shall have the right, at any time and without limitation, to advance money to the receiver to pay any part or all of the expenses which the receiver should otherwise pay as above provided, if cash were available from the Trust Property, and all sums so advanced, with interest thereon at the Default Rate from the date advanced, shall be a part of the sum required to be paid to redeem from any foreclosure sale or reinstate prior to a foreclosure or trustee's sale. Said sums shall be proved by the affidavit of Beneficiary, its agent or attorney, describing the expenses for which the same were advanced and describing the Trust Property.

(c) Upon the happening of any of the events set forth above, or during any period of redemption after foreclosure sale, and prior to the appointment of a receiver as hereinbefore provided, Beneficiary shall have the right to collect the rents, issues, profits and other income of every kind from the Trust Property and apply the same in the manner hereinbefore provided for the application thereof by a receiver. The rights set forth in this Subsection (c) shall be binding upon the occupiers of the Trust Property from the date of filing by Beneficiary in the office where this Deed of Trust is recorded, in the county in which the Trust Property is located, of a notice of default in the terms and conditions of this Deed of Trust and service of a copy of the notice upon the occupiers of the Trust Property or as otherwise provided under Arizona law. Enforcement hereof shall not cause Beneficiary to be deemed a beneficiary in possession, unless it elects in writing to be so deemed. For the purpose aforesaid, Beneficiary may enter and take possession of the Trust Property, manage and operate the same and take any action which, in Beneficiary's judgment, is necessary or proper to conserve the value of the Trust Property. Beneficiary may also take possession of, and for these purposes use, any and all of the Property contained in the Trust Property.

(d) Beneficiary shall have, in addition to all other rights and remedies provided herein and in the Other Loan Documents and at law or in equity, the rights and remedies afforded by Arizona Revised Statutes
         Section 33-702.B, without regard to the adequacy of the security or to the solvency of Trustor or to whether Trustee or Beneficiary has commenced to exercise any other right or remedy provided herein or in any Other Loan Document or at law or in equity.

(e) The costs and expenses (including any receiver's fees and reasonable attorneys' fees) incurred by Beneficiary pursuant to the powers herein contained shall be immediately reimbursed by Trustor to Beneficiary on demand, shall be secured hereby and shall bear interest from the date incurred at the Default Rate. Beneficiary shall not be liable to account to Trustor for any action taken pursuant hereto, other than to account for any rents actually received by Beneficiary.

Section 1.14. Estoppel Certificates. At any time and from time to time, within three (3) business days after receipt from Beneficiary of a written request therefor, Trustor shall prepare, execute and deliver to Beneficiary, and/or any other party which Beneficiary may designate, an estoppel certificate stating:
(a) the amount of the unpaid principal balance and accrued interest secured by this Deed of Trust on the date thereof; (b) the date upon which the last payment secured by this Deed of Trust was made and the date the next payment secured by this Deed of Trust is due; and (c) that the provisions of the Note, this Deed of Trust and any Other Loan Documents described in said request have not been amended or changed in any manner, that there are no defaults or events of default then existing under the terms of the Note, this Deed of Trust or any Other Loan Document described in said request, and that Trustor has no defenses, claims or offsets against full enforcement thereof according to their terms, or listing and describing any such amendments, changes, defaults, events of default, defenses, claims or offsets which do exist.

Section 1.15. Hazardous Substances. Except for minute quantities used in the ordinary course of cleaning and maintaining the Trust Property and disposed of in accordance with all applicable Environmental Regulations, Trustor shall not place, locate, produce, generate, create, store. treat, handle, transport, incorporate, discharge, emit, spill, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from the Trust Property and shall not permit any Hazardous Substance to be placed, located, produced, generated, created, stored, treated, handled, transported, incorporated, discharged, emitted, spilled, released, deposited, disposed of or to escape therein, thereupon, thereunder, thereover or therefrom; and Trustor shall comply with all Environmental Regulations which are applicable to the Trust Property. Trustor agrees to promptly and properly remove and dispose of any Hazardous Substance found on or in the Trust Property, at Trustor's sole cost and expense and in compliance with all applicable Environmental Regulations.

At any time and from time to time, if Beneficiary so requests, Trustor shall have any environmental assessment, review, audit and/or report relating to the Trust Property heretofore provided by Trustor to Beneficiary updated and/or amplified, at Trustor's sole cost and expense, by an engineer or scientist acceptable to Beneficiary, or shall have such an assessment, review, audit and/or report prepared for Beneficiary, at Trustor's sole cost and expense, if none has previously been so provided.

Trustor shall indemnify Beneficiary, its directors, officers, employees, agents, contractors, licensees, invitees, successors and assigns (hereinafter collectively referred to as "Indemnified Parties") against, shall hold the Indemnified Parties harmless from, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses incurred by the Indemnified Parties, including court costs and attorneys' fees (prior to trial, at trial and on appeal), in any action, administrative proceeding or negotiations against or involving any of the Indemnified Parties, resulting from any breach of the foregoing covenants, from the incorrectness or untruthfulness or any warranty or representation set forth in Subsection 1.2(j) hereof, from a failure by Trustor to perform any of its obligations hereunder with respect to any Hazardous Substance, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, the Trust Property, it being the intent of Trustor and Beneficiary that the Indemnified Parties shall have no liability for damage or injury to human health, the environment or natural resources caused by, for abatement, clean-up, removal or disposal of, or otherwise with respect to, Hazardous Substances by virtue of the interest of Beneficiary in the Trust Property created hereby or as the result of Beneficiary exercising any of its rights or remedies with respect thereto hereunder, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure.

The foregoing covenants, representations and warranties of Subsection 1.2(j) and of this Section 1.15 shall be deemed continuing covenants, representations and warranties for the benefit of the Indemnified Parties, including but not limited to any transferee of the title of Beneficiary. Such indemnification shall survive payment of the Note, but shall become null and void and of no further force or effect in the event Beneficiary or any other party obtains title to the Trust Property through foreclosure or exercise of power of sale under this Deed of Trust or deed in lieu of foreclosure or exercise of power of sale. Any amounts covered by the foregoing indemnification shall bear interest from the date paid at the Default Rate and shall be secured hereby.

Section 1.16. Accessibility Regulations. Trustor covenants and agrees that it will comply with all applicable Accessibility Regulations during the entire term of this Deed of Trust. All future maintenance, renovation, repair and construction conducted on the Premises shall all be completed in accordance with all applicable Accessibility Regulations. Failure to comply with the provisions of any Accessibility Regulation shall constitute an Event of Default under the terms of this Deed of Trust and shall entitle the Beneficiary to exercise all remedies available to it hereunder. Trustor hereby agrees to indemnify and hold harmless the Indemnified Parties from and against any claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and costs in the investigation, defense and settlement of claims or remediation) incurred by the Indemnified Parties as a result of or in connection with violations of the Accessibility Regulations. Trustor shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise, against the Indemnified Parties, shall hold the Indemnified Parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Section. Such indemnification shall survive payment of the Note, but shall become null and void and of no further force or effect in the event Beneficiary or any other party obtains title to the Trust Property through foreclosure or exercise of power of sale under this Deed of Trust or deed in lieu of foreclosure or exercise of power of sale.

Section 1.17. Maintain Existence. Trustor agrees to maintain its existence as a limited liability company under the laws of the State of Arizona and not to terminate its existence during the term hereof, without the prior written consent of Beneficiary.

                                   ARTICLE II
                               TAKING OF PROPERTY

In case of a taking of or damage to all or any part of the Trust Property as a result of, or a sale thereof in lieu of or in anticipation of, the exercise of the power of condemnation or eminent domain, or the commencement of any proceedings or negotiations which might result in such a taking, damage or sale, Trustor shall promptly give Beneficiary written notice thereof, generally describing the nature of such taking, damage, sale, proceedings or negotiations and the nature and extent of the taking, damage or sale which has resulted or might result therefrom, as the case may be, and Beneficiary shall have the right to participate in such proceedings or negotiations. Should any of the Trust Property be taken or damaged by exercise of the power of condemnation or eminent domain, or be sold by private sale in lieu or in anticipation thereof, Trustor does hereby irrevocably assign, set over and transfer to Beneficiary any award, payment or other consideration for the property so taken, damaged or sold. Such award, payment or consideration shall, at Beneficiary's option, be applied first to the payment of all costs and expenses incurred by Beneficiary in obtaining and preserving such award, payment or consideration, and second, at Beneficiary's option, either to the reduction of the indebtedness hereby secured by application thereof to said indebtedness, in any order which Beneficiary may determine, whether then due and payable or not, without reinvestment charge, or to the restoration or repair of the Trust Property, without affecting the lien of this Deed of Trust or the obligations of Trustor hereunder.

If (a) an Event of Default then exists hereunder, or (b) Trustor does not promptly and in good faith compromise, settle and collect all awards, payments or consideration for the property so taken, damaged or sold, Beneficiary is authorized, at its option, in the name of Trustor or in its own name, to compromise, settle, collect and receipt for all awards, payments or consideration for the property so taken, damaged or sold. The amount of any such compromise or settlement shall always be subject to Beneficiary's approval. Trustor agrees to pay all costs and expenses incurred by Beneficiary in connection therewith, including court costs and attorneys' fees (prior to trial, at trial and on appeal), on demand, which costs and expenses shall also be secured hereby and shall bear interest from the date paid at the Default Rate, but Beneficiary shall not be liable to Trustor for any failure by Beneficiary to collect or to exercise diligence in collecting any such award, payment or consideration.

Interest upon the entire indebtedness secured hereby shall continue until any such award, payment or consideration is received and applied by Beneficiary to said indebtedness, and, pending a decision as to the proper application of said award, payment or consideration, and pending the completion of any such repairs or restoration, Beneficiary shall not be liable for interest thereon. Trustor will, in good faith and with due diligence, file and prosecute what would, absent this assignment, be its claims for any such award, payment or consideration and will cause the same to be collected and paid over to Beneficiary. If Beneficiary elects to apply any such award, payment or consideration to the restoration or repair of the Trust Property, it shall not be liable to supervise such restoration or repair or to supervise the disbursement of such award, payment or consideration therefor, but such disbursement shall proceed in a manner acceptable to Beneficiary, which shall be similar to the manner in which major national banks permit construction loan advances, and which shall be designed to include reasonable controls to assure that such restoration or repair will be promptly completed in a workmanlike manner and paid for in full, free of mechanics' liens. In such event, Trustor shall deposit with Beneficiary, prior to commencing any such restoration or repair, the amount, if any, by which the cost of such restoration or repair exceeds the amount of such award, payment or consideration, which deposited amount shall be disbursed to pay costs of such restoration or repair prior to, and in the same manner as, such award, payment or consideration. Any surplus which may remain after payment of all costs of restoration or repair may, at the option of Beneficiary, be applied in reduction of the indebtedness hereby secured, in any order which Beneficiary may determine, whether then matured or to mature in the future, without reinvestment charge, or be paid to Trustor, as its interest may appear, the choice of application to be solely at the discretion of Beneficiary.

                                   ARTICLE III
                          DEFAULT AND REMEDIES THEREFOR

Section 3.1. Events of Default. If any one or more of the following events (herein referred to as "Events of Default") shall occur:

(a) Default in the payment of any payment of principal, interest and/or any other sum of money required to be paid pursuant to the Note, to this Deed of Trust, to any other instrument securing the Note, to any Lease or to the Commitment, as and when due; provided, however, that with respect to any amount or sum due to Beneficiary as a result of Beneficiary having made an advance on behalf of Trustor which is to be reimbursed by Trustor to Beneficiary, a default will not be deemed to have occurred until Beneficiary has given written notice to Trustor of such advance, and Trustor has not fully reimbursed Beneficiary together with any interest as is required to be paid thereon, within three (3) business days of the date of such notice; or

(b)      Default by Trustor under any term,  covenant or condition  contained in
         Section 1.7, 1.8 or Section 1.12 of this Deed of Trust; or

(c) Default by Trustor under any term, covenant or condition of this Deed of Trust, of the Note, of any Other Loan Document, of any Lease or of the Commitment, other than a default described in Subsections (a) and
         (b) above, which default shall not be remedied within fifteen (15) days after notice thereof by Beneficiary,or such longer period as is reasonably required, not to exceed thirty (30) days, provided that such default is capable of cure other than by the payment of money and further provided that Trustor is diligently prosecuting such cure to completion; or

(d) Any representation or warranty made by or on behalf of Trustor or any Guarantor or any Member to Beneficiary in connection with the loan secured hereby proves to be untrue in any material respect; or

(e) Trustor or any Guarantor shall commit an act of bankruptcy, shall file a voluntary petition in a bankruptcy, reorganization, composition, readjustment,  arrangement,  insolvency,  liquidation,  dissolution  or similar proceeding under any present or future statute, law or regulation, shall consent to voluntary or involuntary adjudication in bankruptcy or to reorganization, or shall be adjudicated bankrupt or insolvent under any applicable law or laws, or admits, in writing, to having become insolvent or to be unable to pay its debts as they become due, or becomes unable to pay its debts as they mature, or makes an assignment for the benefit of its creditors, or is dissolved, liquidated, terminated or merged, or if it applies for, or if it consents to, the appointment of a trustee or receiver for the Trust Property or for any portion of its assets; or

(f) A trustee or receiver is appointed for the Trust Property, for Trustor, for any Guarantor or for any portion of any of Trustor's or any Guarantor's assets, or an involuntary petition in bankruptcy or insolvency is filed against Trustor or any Guarantor, and is not discharged or dismissed within thirty (30) days after such appointment or filing; or

(g) Any judgment is entered in any court against Trustor or any Guarantor and is not satisfied in full within thirty (30) days after all rights to appeal from the same have expired, or any writ of execution or attachment or similar process is issued or levied against any part of the Trust Property or any interest therein; or

(h) Default by any Guarantor under any term, covenant, or condition of the Guaranty executed by them dated as of the date hereof, which default shall have extended beyond any period of grace provided therein;

then, in any such case, Beneficiary may, at its option, without notice, declare the principal of and the accrued interest on the Note, and all sums advanced hereunder, with interest thereon, to be forthwith due and payable, and thereupon the Note and all other indebtedness secured hereby, including both principal and all unpaid interest accrued thereon, including all applicable late payment charges and reinvestment charges, and including all sums advanced hereunder and interest thereon, shall be and become immediately due and payable without presentment, demand or notice of any kind. Time is of the essence hereof.

Section 3.2. Remedies. In the event of the happening of an Event of Default, or in case the principal of the Note shall have become due and payable in full, whether by lapse of time or by acceleration, then and in every such case the holder of the Note may, at its option,

(a) Proceed to protect and enforce its rights by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, in the Note or in any Other Loan Document, or in aid of the execution of any right, power or remedy herein or therein granted, or for the foreclosure of this Deed of Trust, or for damages, or to collect the indebtedness secured hereby, or for the enforcement of any other appropriate legal, equitable, statutory or contractual remedy, and shall be entitled to the appointment of a receiver to operate and protect the Trust Property and to collect rents due under any Lease, and/or

(b) (1) cause Trustee to sell the Trust Property, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, in such order as Beneficiary may choose, all, in accordance with applicable law, or (2) institute proceedings for the complete or partial foreclosure of the lien of this Deed of Trust upon the Trust Property as a mortgage, in either case, Trustor to remain liable for any deficiency, if permitted by law, and to the extent permitted by
         Section 4.11 of this Deed of Trust.

         Any such sale or sales made under this Deed of Trust, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Trustor.

Further, the holder of the Note, in exercising its rights hereunder, shall also have, without limitation, all of the rights and remedies provided by the Arizona Uniform Commercial Code, including the right to proceed under the Arizona
Uniform Commercial Code provisions governing default as to any fixtures, equipment, instruments, general intangibles, accounts, contract rights, claims or personal property which may be included in or related to the Trust Property and as to any deposits, policies, unearned premiums, proceeds, awards, payments or consideration assigned to Beneficiary as further security hereunder, separately from the real estate included in the Trust Property, or to proceed as to any or all of such property in accordance with its rights and remedies in respect of said real estate. If Beneficiary should elect to proceed separately as to any such property, Trustor agrees to make such property available to Beneficiary at a place or places reasonably acceptable to Beneficiary, and, if any notification of intended disposition of any of such property is required by law, such notification shall be deemed commercially reasonable and reasonably and properly given if mailed at least ten (10) (days before such disposition in the manner below provided.

Section 3.3. Purchase by Beneficiary. In case of any sale of any of the Trust Property pursuant to the power of sale contained herein or pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Deed of Trust, Beneficiary, its successors or assigns, may become the purchaser, and, for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Note and any claims for interest accrued and unpaid thereon, late payment charges and reinvestment charges, together with additions to the debt accrued, and interest thereon, if any, in order that there may be credited as paid on the purchase price, at Beneficiary's option, any sum then due hereunder and/or under the

Note,   including   principal  and  interest  thereon,   late  payment  charges,
reinvestment charges, and any accrued additions to the deed of trust debt and interest thereon, or any portion thereof.

Section 3.4. Trustee's Sale. In the event Beneficiary elects to have the Trust Property sold under the Trustee's power of sale, Beneficiary shall deliver to Trustee written notice of the breach and the nature thereof, and of its election to cause the Trust Property to be sold by Trustee at one or more sales. Thereafter, Trustee shall sell, after giving proper notice in the manner required by law, the Trust Property at public auction at the time and place fixed by it in the notice of Trustee's sale, to the highest bidder for cash in lawful money of the United States, payable in accordance with law. Trustee may postpone or continue the sale from time to time in the manner provided by law. Trustee shall deliver to the purchaser its deed conveying the property sold, but without any covenant or warranty, express or implied. Any persons, including Trustor, Trustee or Beneficiary, may purchase at the sale.

Section 3.5. Remedies Cumulative. Each and every right, power or remedy herein specifically given shall be cumulative with and in addition to every other right, power or remedy, express or implied, given or now or hereafter existing at law, in equity, by statute, in the Note, herein or in any Other Loan Document, and each and every right, power and remedy herein specifically given or otherwise so existing may be exercised concurrently or separately, from time to time, as often and in such order as may be deemed expedient by Beneficiary or the holder of the Note, and the exercise or the beginning of the exercise of one right, power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission of Beneficiary in the exercise of any such right, power or remedy shall impair any such right, power or remedy or any other right, power or remedy of Beneficiary or be construed to be a waiver of any default or acquiescence therein. Beneficiary shall have all rights, powers and remedies available under the law in effect now and/or at the time such rights, powers and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.

Section 3.6. Use of Proceeds. The purchase money proceeds and avails of any trustee's sale or foreclosure sale of the Trust Property, or any part thereof, and the proceeds and avails of any other remedy hereunder, unless to the contrary provided by Section 1.13 hereof, shall, to the extent not inconsistent with the provisions of the law, be paid and applied as follows:

(a) First, to the payment of costs, charges and expenses of such trustee's sale or foreclosure proceedings and sale and of all proper expenses (including court costs and maximum attorneys' fees permitted by law), liabilities and advances incurred or made in connection therewith or otherwise incurred or made hereunder by Beneficiary, and to reimburse Beneficiary for payment of all Impositions, Liens and encumbrances superior to the lien of these presents which have been paid by Beneficiary;

(b) Second, to the payment to Beneficiary of the amount then owing and unpaid under the Note and this Deed of Trust for principal, interest, advances and interest thereon, reinvestment charges and late payment charges and, in case any such proceeds shall be insufficient to pay the whole amount so due, then to the payment of such items in any order determined by Beneficiary; and

(c) Third, any excess to be paid to Trustor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

Trustee waives the right to elect to deposit the balance (if any) of the proceeds of the sale with the clerk of superior court, as provided in Arizona Revised Statutes Section 33-812, except as to that portion remaining after payment of the costs and expenses of the sale, including attorneys' fees incurred by Beneficiary and Trustee, payment of the secured indebtedness, and all other obligations provided in this Deed of Trust.

Section 3.7. Restoration. In case Beneficiary shall have proceeded to enforce any right, remedy or power under this Deed of Trust by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Beneficiary, then and in every such case Trustor and Beneficiary shall be restored to their former positions and rights hereunder with respect to the Trust Property, and all rights, remedies and powers of Beneficiary shall continue in full force and effect as if no such proceedings had been initiated.

Section 3.8. Proof of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, dissolution, liquidation, termination or other judicial proceedings affecting Trustor, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable under the Note, this Deed of Trust and any Other Loan Document, at the date of institution of such proceedings, and for any additional amounts which may become due and payable hereunder and thereunder after such date, including but not limited to Beneficiary's costs, expenses and attorneys' fees incurred in connection therewith.

Section 3.9. Marshaling of Assets. Trustor, for itself and on behalf of all persons, parties and entities which may claim under Trustor, hereby waives all requirements of law relating to the marshaling of assets, if any, which would be applicable in connection with the enforcement by Beneficiary of its remedies for an Event of Default hereunder, absent this waiver.

Section 3.10. No Waiver. No waiver of any provision hereof shall be implied from the conduct of the parties. Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced. The waiver or release by Beneficiary of any breach of the provisions, covenants and conditions set forth herein on the part of Trustor to be kept and performed shall not be a waiver or release of any other breach, preceding, contemporaneous or subsequent, of the same or any other provision, covenant or condition contained herein. The subsequent acceptance of any sum in payment of any indebtedness secured hereby or any other payment hereunder by Trustor to Beneficiary shall not be construed to be a waiver or release of any preceding breach by Trustor of any provision, covenant or condition of this Deed of Trust, other than the failure of Trustor to pay the particular sum so accepted, regardless of Beneficiary's knowledge of such preceding breach at the time of acceptance of such payment. No payment by Trustor or receipt by Beneficiary of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Beneficiary may accept any check or payment without prejudice to Beneficiary's right to recover the balance of such sums or to pursue any other remedy provided in this Deed of Trust. The consent by Beneficiary to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

                                   ARTICLE IV
                                  MISCELLANEOUS

Section 4.1. Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include and apply to the successors and assigns of such party, subject to the provisions of Section 1.12 hereof; and all covenants, promises and agreements by or on behalf of Trustor in this Deed of Trust contained shall bind Trustor and also its successors and assigns and shall inure to the benefit of Beneficiary and its successors and assigns, whether elsewhere herein so expressed or not. All representations and warranties contained herein or otherwise heretofore made by Trustor or any Guarantor or Member, to Beneficiary shall survive the execution and delivery hereof. The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

Section 4.2. Severability. The unenforceability or invalidity of any provision or provisions of this Deed of Trust as to any persons or circumstances shall not render that provision nor any other provision or provisions herein contained unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable. Beneficiary shall be subrogated for further security to the lien, whether or not released of record, of any and all encumbrances paid out of the proceeds of the Note or out of any advances made by Beneficiary hereunder.

Section 4.3. Notices. All notices and elections provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof or by law in respect to any matter) when deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

         If to Trustor:      LOST DUTCHMAN PARKS, LLC,
                             4614 S. Kachina Drive
                             Tempe, Arizona  85282
                             Attn:  Norman Andrus

         If to Beneficiary:  ASSET INVESTORS OPERATING PARTNERSHIP, L.P.
                             1873 S. Bellair Street
                             17th Floor
                             Denver, Colorado 80222
                             Attn: Terry Considine

or addressed to any such party at such other address as such party shall hereafter furnish by written notice to the other party hereto, at least ten (10) days prior to the effective date of said change in address.

Section 4.4. Obligation to Defend. Trustor, at its sole cost and expense, shall appear in and defend any dispute, action, suit or proceeding purporting to relate to or affect the Note or the security therefor, including but not limited to this Deed of Trust. If any action or proceeding relating to or affecting the Note, this Deed of Trust or the Trust Property is commenced or threatened, to which action or proceeding Beneficiary is made a party, or in which it becomes necessary or desirable, in Beneficiary's opinion, to defend or uphold, or to consider defending or upholding, the lien of this Deed of Trust, or to protect the Trust Property or any part thereof, or to exercise, or to obtain the right to exercise, any of Beneficiary's rights and remedies hereunder, Including any foreclosure or commencement of foreclosure proceedings or probate, bankruptcy, insolvency, arrangement, reorganization or other debtor-relief proceedings, or with respect to which Beneficiary otherwise incurs costs or expenses, all sums paid by Beneficiary in order to determine the merits thereof, to establish or defend the rights and liens of this Deed of Trust, to protect the Trust Property or any part thereof, and to exercise, or to obtain the right to exercise, any of Beneficiary's rights and remedies hereunder, and/or otherwise incurred by Beneficiary in connection therewith (including reasonable attorneys' fees and costs and allowances prior to trial, at trial and on appeal), and whether suit be brought or not, and whether or not Beneficiary prevails therein, shall be paid, upon demand, to Beneficiary by Trustor, together with interest thereon at the Default Rate from the date paid, and any such sum or sums shall be secured hereby.

Section 4.5. Modification. In the event Beneficiary (a) grants any extension of time or forbearance with respect to the payment of any indebtedness secured by this Deed of Trust; (b) takes other or additional security for the payment thereof; (c) waives or fails to exercise any right, power or remedy granted herein, in the Note or in any other document which secures or refers to the Note; (d) grants any release, with or without consideration, of the whole or any part of the security for the payment of the indebtedness secured hereby or the release of any person, party or entity liable for payment of said indebtedness; and/or (e) amends or modifies in any respect any of the terms and provisions hereof, of the Note (including substitution of another note) or of any Other Loan Document; then, and in any such event, such act or omission to act shall not release Trustor under any covenant of this Deed of Trust or of the Note, nor preclude Beneficiary from exercising any right, power or privilege herein or therein granted or intended to be granted, and shall not in any way impair or affect the lien or priority of this Deed of Trust. In the event any additional real property, improvements, leases, fixtures or personal property not herein specifically identified shall be or become a part of the Trust Property, then this Deed of Trust shall immediately attach to and constitute a lien against or security interest in such additional items, as appropriate, without further act or deed of either party hereto.

Section 4.6. Governing Law. This instrument shall be governed by and interpreted in accordance with the laws of the State of Arizona. Trustor agrees to pay an effective rate of interest which is the stated rate provided for in the Note plus any additional rate of interest resulting from any charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced thereby, including without limitation, all amounts paid by or on behalf of Trustor to Beneficiary pursuant to the terms of the Commitment. Notwithstanding any provision herein, in the Note or in any Other Loan Document, the total liability for payments in the nature of interest hereunder and thereunder shall not exceed interest at the maximum rate permitted by the laws of the State of Arizona on the indebtedness secured hereby, if any, and any amounts paid in excess of said maximum rate shall be refunded to Trustor, and Trustor hereby agrees to accept such refund. This instrument shall be construed in accordance with its intent and with the fair meaning of its provisions, and without regard to any presumption on other rule of interpretation requiring construction thereof against the party which caused the same to be drafted.

Section 4.7. Execution in Counterparts. This Deed of Trust may be executed simultaneously in two (2) or more identical counterparts. each of which, standing alone, shall be an original, but all of which shall constitute but one
(1) agreement.

Section 4.8. Fixture Filing Statement. This instrument shall be deemed to be a Fixture Financing Statement within the meaning of the Arizona Uniform Commercial
Code:

a.       Name and address of Debtor         LOST DUTCHMAN PARKS, LLC,
                                            4614 S. Kachina Drive
                                            Tempe, Arizona  85282
                                            Attn:  Norman Andrus

b.       Name and address of                ASSET INVESTORS OPERATING
         Secured Party:                     PARTNERSHIP, L.P.
                                            1873 S. Bellair Street
                                            17th Floor
                                            Denver, Colorado 80222
                                            Attn: Terry Considine




c.       Description of the types           See page 2 above.
         (or items) of property
         covered by this Financing
         Statement:

d.       Description of real estate         See Exhibit A hereto.
         to which the collateral is
         attached or upon which it
         is or will be located:

Some of the above-described collateral is or is to become fixtures upon the above-described real estate, and this Financing Statement is to be filed for record in the public real estate records.

Section 4.9. Notice to Trustor. The undersigned Trustor requests that a copy of any notice of sale be mailed to it at its mailing address, as set forth above.

Section 4.10. Accurate Reflection of Agreements. Trustor hereby acknowledges and agrees that the Note, the Commitment and the Other Loan Documents accurately reflect the agreements and understandings of the parties thereto with respect to the subject matter thereof, and hereby waives any claims against Beneficiary that Trustor may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties to the Note, the Commitment and the Other Loan Documents, with respect to the subject matter thereof, may not be accurately set forth in the Note, the Commitment and the Other Loan Documents.

Section 4.11. Limited Recourse. Notwithstanding anything to the contrary hereinabove set forth, Beneficiary acknowledges and agrees that Trustor's liability under the Note, this Deed of Trust and the Other Loan Documents is limited as expressly set forth in the Note, the terms of which are hereby incorporated by this reference.

Section 4.12. Descriptive Headings. The descriptive headings of the several sections of this Deed of Trust are inserted for convenience only and do not constitute a part of this Deed of Trust.

                                    ARTICLE V
                       OTHER DUTIES AND RIGHTS OF TRUSTEES

Section 5.1. Trustee Compensation. Trustee shall be entitled to reasonable compensation for all services rendered or expenses incurred in the administration or execution of the trust created by this Deed of Trust and Trustor agrees to pay the same, subject to all statutory limitations. Trustee and Beneficiary shall be indemnified, held harmless and reimbursed by Trustor for any liability, damage or expense, including attorneys' fees and amounts paid in settlement, that either or both of them may incur or sustain in the execution of this Deed of Trust, or in the doing of any act that either or both of them are required or permitted to do by the terms of this Deed of Trust or by law.

Section 5.2. Fees. For any statement requested by Trustor regarding the obligations secured, the ownership of the Trust Property, the liens on the Trust Property, the amounts held in any impound or reserve fund established, the amount required to reinstate the Deed of Trust or similar matters, Beneficiary or Trustee may charge a reasonable fee, not to exceed the maximum amount permitted by law at the time of the request.

Section 5.3. Trustee's Powers. At any time or from time to time, upon written request of Beneficiary, without affecting the personal liability of any person for payment of the secured indebtedness, and without affecting the security for the full amounts secured by this Deed of Trust, Trustee may:

(a)      Release and reconvey all or any part of the Trust Property;

(b) Consent to the making and recording, or either, of any map or plat of all or part of the Trust Property;

(c)      Join in granting any easement on the Trust Property; or

(d) Join in or consent to any extension agreement or any agreement subordinating the lien, encumbrance or charge created by this Deed of Trust.

Section 5.4. Successor Trustee. Beneficiary may, in its discretion, appoint a successor trustee in the manner prescribed by law. Trustee may resign by recording a notice of resignation and by mailing or delivering notice of resignation to Beneficiary and to Trustor in the manner prescribed by law. Upon Trustee's resignation, Beneficiary may appoint a successor trustee, which appointment shall constitute a substitution of trustee upon the mailing and recording of written notice by Beneficiary in the manner prescribed by law for the substitution of a trustee of a deed of trust. A successor trustee shall, without conveyance from the predecessor trustee, succeed to all the predecessor's title, estate, rights, powers and duties.

Section 5.5. Acceptance. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party of a pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party, unless brought by Trustee.

Section 5.6. Costs. Trustor shall pay all costs, fees and expenses of this Deed of Trust, including, without limiting the generality of the foregoing, the fees of Trustee for issuance of any deed of partial release and partial reconveyance or deed of release and full conveyance. Trustor shall pay all lawful charges, costs and expenses, including charges for the preparation of title reports and attorneys' fees incurred by Beneficiary and Trustee, in the event of reinstatement of this Deed of Trust following default in the performance of Trustor's obligations. Notwithstanding any other provision hereof, the foregoing obligations shall be subject to any statutory limitation on the amount of such fees and costs.

                                   ARTICLE VI
                          CONTINGENT INTEREST AGREEMENT
                            SECURED BY DEED OF TRUST

         Trustor further agrees and promises to pay to the order of Beneficiary such amounts as hereinafter described as "Additional Interest," which Additional Interest shall be in addition to and not in substitution for all principal, interest and other charges payable by Trustor under the Note and any other sums payable by Trustor to Beneficiary. The obligation to pay the Additional Interest shall continue notwithstanding the payment in full of the Note. (For convenience all of the foregoing together with this Deed of Trust and the Other Loan Documents shall hereinafter collectively be referred to as the "Loan Documents.")

         1. Definitions. As used in this Article certain terms shall have the meanings hereinafter set forth:


             "Affiliate" shall mean any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person in question, which, in the case of a Person which is a partnership, shall include each of the constituent partners thereof. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation, and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person;

             "Improvements" shall mean those certain improvements constructed upon the Land, and used in the operation of those businesses commonly known as the Sun Valley, Apache Acres, Blue Star and Lost Dutchman Mobile Home Parks;

             "Land" shall mean that certain land encumbered by the Deed of Trust as of the date hereof;

             "Leases" shall mean all leases and occupancy agreements, and all amendments and extensions and renewals thereof or thereto, covering any portion of the Property;

             "Lessees" shall mean all lessees (or permitted assignees or subtenants at any level thereof) under Leases and all other tenants or occupants of any portion of the Property;

             "Person" shall mean an individual, partnership, corporation, trust, unincorporated association, or other entity or association;

             "Property" shall mean the Land and the Improvements located thereon, collectively; and

         2. Definition of Additional Interest. Trustor shall pay to Beneficiary, in addition to the principal, interest and other charges payable by Trustor under the Note and all other sums payable by Trustor to Beneficiary as additional interest on the Loan ("Additional Interest"), at the times and in the manner set forth below in lawful money of the United States, an amount equal to the Additional Interest Amount (as defined hereinbelow) and to the Contingent Profits Interest (as defined hereinbelow).

             (a) "Additional Interest Amount" shall mean three percent (3%) of the Gross Revenues (defined below), until the Note shall be paid in full, and thereupon, the Additional Interest Amount shall be thirteen percent (13%) of the Gross Revenues.

             (b) "Contingent Profits Interest" shall mean an amount equal to fifty percent (50%) of the Net Sales Profits (as hereinafter defined).

             (c) Trustor acknowledges that Trustor and Beneficiary have conferred specifically concerning the contingent and uncertain nature of the Additional Interest Amount and the Contingent Profits Interest and that Trustor and Beneficiary understand and agree that the Additional Interest Amount, Contingent Profits Interest and each element thereof payable as a result of this Agreement is speculative in nature, and both the payment and amount, if any, of each element of the Additional Interest Amount and the Contingent Profits Interest is dependent on a number of contingencies which are not within Beneficiary's control.

         3. Definition of Gross Revenues. For purposes of this Agreement, the term "Gross Revenues" shall mean all gross income, rents, issues, profits, revenues and consideration, of whatever form or nature, received by or paid to or for the account or benefit of Trustor, its officers, agents, employees, or shareholders or any Affiliate of Trustor, from any and all sources, resulting from or attributable to the ownership, operation, leasing, occupancy or use of the Property arising during the period from the date of this Agreement, determined on the basis of sound cash basis accounting practices applied on a consistent basis.

         Notwithstanding anything included within the above definition of "Gross Revenues," there shall be excluded from Gross Revenues: (1) any security or other deposits of the Lessee under any Lease unless and until such deposit or deposits are actually applied to rent owing under said Lease; (2) the proceeds of any financing or refinancing with respect to all or any part of the Property; and (3) the proceeds of any sale or other disposition (excluding Leases for occupancy purposes only) of all or any portion of the Property.

         It is understood and agreed that no income or expense used in calculating Gross Revenues shall be used in calculating Net Sales Profits.

         4. Definition of Net Sales Profits. As used herein "Net Sales Profits" shall mean the "Gross Sales Refinancing Proceeds" (as hereinafter defined) from the sale or refinancing of the Property minus the sums of (a) "Approved Closing Costs" (as hereinafter defined) and (b) "Approved Deductions" (as hereinafter defined).

             (a) "Gross Sales Refinancing Proceeds" shall mean gross proceeds of whatever form or nature, including without limitation (i) cash and the cash equivalent of the fair market value of any non-cash consideration received in lieu of cash (including the present value of any promissory note received as


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

part of the proceeds of the sale, transfer, conveyance or refinancing of the Property, such present value to be determined by Beneficiary in its reasonable discretion), payable directly or indirectly to or for the benefit or account of the Trustor, its officers, agents, employees or shareholders, or any Affiliate of Trustor from or with respect to the sale, transfer or conveyance of the Property (provided, nothing herein shall be construed to authorize Trustor to accept any consideration other than cash consideration in connection with the sale of the Property) and (ii) including with respect to a condemnation or taking in eminent domain of any part of the Property or any interest therein, or a conveyance in lieu thereof, the entire condemnation award or compensation payable in connection with such taking or conveyance (including without limitation any amounts attributable to the value of any unexpired Lease which are otherwise payable to an Affiliate of Trustor or any of Trustor's officers, agents, employees or shareholders), and (iii) including in the case of any damage or injury to the Property covered by insurance, in the event Beneficiary does not elect to allow any insurance payments, awards, proceeds, compensation claims or recovery related thereto (the "Insurance Proceeds") to be applied to the restoration of the Property pursuant to the provisions of Section 1.8 of the Deed of Trust, but rather elects to apply the same to the payment or prepayment of the indebtedness secured thereby, any and all Insurance Proceeds with respect to such damage or injury to the Property, whether direct or consequential. Trustor agrees that any refinancing shall be limited in the amount sufficient only to repay the Note and any other indebtedness secured by the encumbrance against the Property (which encumbrance is deemed senior to this Deed of Trust).

             (b) "Approved Closing Costs" shall mean: (i) costs of title insurance premiums, transfer taxes, escrow and recording fees and other usual and ordinary closing costs which are customarily paid by the seller in Maricopa County, in each case actually paid or payable by Trustor an pre-approved by Beneficiary in writing (which approval will not be unreasonably withheld, and (ii) a sales commission or fee of not to exceed three percent (3%) of the total purchase price for the Property.

             (c) "Approved Deductions" shall mean:

                           (1) Principal Indebtedness. The Principal Balance of the Loan, which is $4,601,566.14 as of the date hereof, plus the principal balance of the encumbrances against the Property as of the date hereof, which the Trustor represents and warrants to be $5,398,433.86, for at Total Loan amount of $10,000,000.00.

                           (2) Interest Expense. Interest and any and all other amounts payable under the Note, the Deed of Trust, and/or any other agreement or instrument which secures, evidences or refers to the Loan, other than Additional Interest arising hereunder, which has accrued on or after the date hereof.

         5. Deposit of Rents/Reserves. As long as this Agreement is in effect the Trustor covenants, warrants, and agrees that all Gross Revenues received by the Trustor or its officers, agents, employees or shareholders, or any Affiliate, shall be deposited with Beneficiary in accordance with the terms of the Security Agreement and Lockbox Agreement, and shall be pledged as additional security for Trustor's obligations under this Agreement, the Note and the Deed of Trust. All Gross Revenues shall be used only for (a) Expenses unless other uses are approved by the Beneficiary in writing, and (b) repayment by the Trustor of the Loan. Such funds shall be disbursed for the payment of Expenses in accordance with the Security Agreement and Lockbox Agreement.

         6.  Payment of Indebtedness/Additional Interest Upon Sale or Refinance.

             (a) Upon the sale or refinance of the Property, one hundred percent (100%) of the Net Sale Proceeds (the term "Net Sales Proceeds" shall mean Gross Sale Proceeds less Approved Closing Costs) shall be applied as follows:

             First, to prepay the principal, interest, and other indebtedness outstanding under the Loan Documents, except for Additional Interest, in such manner and in such order as the Beneficiary, in its sole discretion, may determine.

             Second, provided Trustor is not in default under the Loan Documents to be reimbursement of Trustor for any Expense Advances made by Trustor during the term of this Agreement;

             Third, to the payment of any Additional Interest, including Contingent Profits Interest owing to Beneficiary under this Agreement; and

             Fourth, the remainder, if any, to Trustor or any other Person legally entitled thereto.

             (b) All accrued but unpaid Additional Interest shall be due and payable upon the occurrence of one or more of the following events:

                           (1) a default occurs under this Agreement or the Note, the Deed of Trust, or any other Loan Document, which is not fully cured within the time, if any, provided for cure herein or therein, and Beneficiary elects to accelerate the maturity date of the Note on account thereof (hereinafter a "Default"); or

                           (2) the sale or refinance of the Property.

             (c) Notwithstanding anything contained herein to the contrary, no Net Sale Proceeds from the sale or refinance of the Property shall be paid to Trustor until the outstanding Principal Balance of the Note together with all accrued but unpaid interest thereon, and all other indebtedness under the Note, the Deed of Trust, the Other Loan Documents have been paid and discharged in full.

         7. Books and Accounting.

             (a) Fiscal Year Statements. Within fifteen (15) days of the close of each calendar month and within sixty (60) days after the close of each Fiscal Year of Trustor (as hereinafter defined) Trustor shall furnish to Beneficiary a statement of operation of the Property for such month or Fiscal Year, as the case may be, showing in reasonable detail and in a format approved by Beneficiary the Gross Revenues, and Net Sales Proceeds for the Property for such period as well as all data necessary for the calculation of any amounts, which statement shall be certified to by the president of Trustor to have been prepared in accordance with the terms of this Agreement and to present correctly in accordance with such terms the items shown therein; and in the case of the annual statement, financial statements and schedules, including a balance sheet and statement of operations for the Property for such Fiscal Year, prepared in accordance with generally accepted accounting principles applied on a basis consistent with past practices and bearing the unqualified opinion of a firm of independent certified public accountants satisfactory to Beneficiary, covering the operations of the Property and including also all items necessary to calculate Gross Revenues and Net Sales Proceeds for such Fiscal Year on the cash basis provided for herein. Trustor's "Fiscal Year" shall mean each twelve (12) month period beginning on January 1, and ending on the next December 31, however the first Fiscal Year shall end December 31, 1997.

             (b) Books and Records. The Trustor shall keep and maintain at all times at the address of the Trustor designated in the Deed of Trust proper and accurate books, records, and accounts reflecting all items of income and expenses in connection with (a) the operation of the Property or in connection with any services, equipment or furnishings provided with respect to such operation of the Property, (b) the sale or refinance of the Property, and (c) such other information or data reasonably necessary to calculate Net Sales Proceeds and Net Sales Profits. The Beneficiary or its designee shall have the right from time to time at all times during normal business hours to examine such books, records, and accounts at the office of the undersigned, for the purpose of verifying the accuracy of the Contingent Fees paid or payable hereunder.

             (c) Trustor's Certificate. Trustor shall supply the Beneficiary with copies of all documents or instruments which produce or will produce Net Sales Proceeds, Net Sales Profits as and when executed, and will, from time to time, as and when required by the Beneficiary, prepare and execute for the benefit of the Beneficiary certifications as to the timely and accurate calculation of the present value of Net Cash Flow Profits and Net Sales Profits due to the Beneficiary as Additional Interest, which certifications shall constitute representations which shall survive the reconveyance and release of any instrument securing this Agreement and repayment of the Loan and the obligations under the Loan Documents.

             (d) Net Sales Profits Settlement. Within sixty (60) days after the sale, transfer, conveyance or refinance of the Property, the Trustor shall, without expense to the holder hereof, deliver to such holder, a statement of the actual Net Cost Flow prepared and certified by an independent public accountant and shall be prepared in accordance with generally accepted accounting principles. If the Additional Interest due the holder hereof shall be greater than that previously paid to the holder, the statement shall be accompanied by payment to the holder of the difference. If the Additional Interest due the holder hereof shall be less than that previously paid to the holder, the holder shall pay to the Trustor within thirty (30) days after receipt of such statement the difference.

         8. Relationship to Beneficiary and Trustor as Creditors and Debtors Only. Beneficiary and Trustor intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement or in any other document or instrument made in connection with the Loan, including without limitation Beneficiary's right to receive Contingent Profits Interest shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Beneficiary and Trustor. Beneficiary shall not be in any way responsible or liable for the debts, losses, obligations or duties of Trustor with respect to the Property or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Property and to perform all Leases and other agreements and contracts relating to the Property shall be the sole responsibility of Trustor. Trustor, at all times consistent with the terms and provisions of this Agreement and the other documents and instruments evidencing, securing or otherwise relating to the Loan, shall be free to determine and follow its own policies and practices in the conduct of its business on the Property.

         9. Covenant Survival. The covenants and obligations of Trustor pursuant to this Deed of Trust, including without limitation, this Article VI, shall continue for a period of eleven (11) years after payment in full of the Note.

         IN WITNESS WHEREOF, The undersigned has caused this instrument to be duly executed as of the day and year first above written.

                                           LOST DUTCHMAN PARKS, LLC,
                                           an Arizona limited liability company

                                           By:  /s/Norman Andrus
                                           Name:  Norman Andrus
                                           Title: Manager

STATE OF ARIZONA  )
                                    )  ss.
County of Maricopa                  )

         The foregoing instrument was acknowledged before me this 30th day of July, 1997, by Norman Andrus, as Manager of LOST DUTCHMAN PARKS, LLC, an Arizona limited liability company, on behalf of __________ said entity.


                                                     /s/Christine J. Hughes
My Commission Expires:                               Notary Public




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